As filed with the Securities and Exchange Commission on December 8, 2006
Registration No. 333-133755

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM N-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
☐           Pre-Effective Amendment No.
☒          Post-Effective Amendment No. 2
ALLIED CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)
1919 Pennsylvania Avenue, N.W.
Washington, D.C. 20006-3434
(202) 721-6100
(Address and Telephone Number, including Area Code,
of Principal Executive Offices)
William L. Walton, Chairman and Chief Executive Officer
Allied Capital Corporation
1919 Pennsylvania Avenue, N.W.
Washington, D.C. 20006-3434
(Name and Address of Agent for Service)
Copies of information to:

Steven B. Boehm, Esq.
Cynthia M. Krus, Esq.
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2415
Approximate Date of Proposed Public Offering:
From time to time after the effective date of the Registration Statement.
      If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box.   ☒
      This Post-Effective Amendment No. 2 will become effective immediately upon filing pursuant to Rule 462(d) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
      This Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-133775) of Allied Capital Corporation (the “Registration Statement”) is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of filing exhibits to the Registration Statement. Accordingly, this Post-Effective Amendment No. 2 consists only of a facing page, this explanatory note and Part C of the Registration Statement on Form N-2 setting forth the exhibits to the Registration Statement. This Post-Effective Amendment No. 2 does not modify any other part of the Registration Statement. Pursuant to Rule 462(d) under the Securities Act, this Post-Effective Amendment No. 2 shall become effective immediately upon filing with the Securities and Exchange Commission. The contents of the Registration Statement are hereby incorporated by reference.

PART C
OTHER INFORMATION
Item 25. Financial Statements and Exhibits
      1. Financial Statements.
      The following financial statements of Allied Capital Corporation are included in this registration statement in “Part A: Information Required in a Prospectus”:
      2. Exhibits

Exhibit
Number	Description

a.1	Restated Articles of Incorporation. (Incorporated by reference to Exhibit a.1 filed with Allied Capital’s Post-Effective Amendment No. 2 to registration statement on Form N-2 (File No. 333-67336) filed on March 22, 2002).
b.	Amended and Restated Bylaws. (Incorporated by reference to Exhibit 3.1 filed with Allied Capital’s Form 8-K on January 24, 2006).
c.	Not applicable.
d.1	Form of Note under the Indenture relating to the issuance of debt securities. (Contained in Exhibit d.2). (Incorporated by reference to Exhibit d.1 filed with Allied Capital’s registration statement on Form N-2/A (File No. 333-133755) filed on June 21, 2006).

Exhibit
Number	Description

d.2	Indenture by and between Allied Capital Corporation and The Bank of New York, dated June 16, 2006. (Incorporated by reference to Exhibit d.2 filed with Allied Capital’s registration statement on Form N-2/A (File No. 333-133755) filed on June 21, 2006).
d.3	Statement of Eligibility of Trustee on Form T-1. (Incorporated by reference to Exhibit d.3 filed with Allied Capital’s registration statement on Form N-2 (File No. 333-133755) filed on May 3, 2006).
d.4	Form of First Supplemental Indenture by and between Allied Capital Corporation and the Bank of New York, dated as of July 25, 2006. (Incorporated by reference to Exhibit d.4 filed with Allied Capital’s Post-Effective Amendment No. 1 to the registration statement on Form N-2/A (File No. 333-133755) filed on July 25, 2006).
d.5	Form of 6.625% Notes due 2011. (Incorporated by reference to Exhibit d.5 filed with Allied Capital’s Post-Effective Amendment No. 1 to the registration statement on Form N-2/A (File No. 333-133755) filed on July 25, 2006).
d.6*	Form of Second Supplemental Indenture by and between Allied Capital Corporation and the Bank of New York, dated as of December 8, 2006.
d.7*	Form of 6.000% Notes due 2012.
e.	Dividend Reinvestment Plan, as amended. (Incorporated by reference to Exhibit e. filed with Allied Capital’s registration statement on Form N-2 (File No. 333-87862) filed on May 8, 2002).
f.1	Form of debenture between certain subsidiaries of Allied Capital and the U.S. Small Business Administration. (Incorporated by reference to Exhibit 4.2 filed by a predecessor entity to Allied Capital on Form 10-K for the year ended December 31, 1996).
f.2	Credit Agreement, dated September 30, 2005. (Incorporated by reference to Exhibit 10.1 filed with Allied Capital’s Form 8-K filed on October 3, 2005).
f.2(a)	First Amendment to Credit Agreement, dated November 4, 2005. (Incorporated by reference to Exhibit 10.2(a) filed with Allied Capital’s Form 10-Q for the period ended September 30, 2005).
f.2(b)	Second Amendment to Credit Agreement, dated May 11, 2006. (Incorporated by reference to Exhibit 10.1 filed with Allied Capital’s Form 8-K filed on May 12, 2006).
f.2(c)	Third Amendment to Credit Agreement, dated May 19, 2006. (Incorporated by reference to Exhibit 10.1 filed with Allied Capital’s Form 8-K filed on May 23, 2006).
f.3	Note Agreement, dated October 13, 2005. (Incorporated by reference to Exhibit 10.1 filed with Allied Capital’s Form 8-K filed on October 14, 2005).
f.4	Note Agreement, dated May 1, 2006. (Incorporated by reference to Exhibit 10.1 filed with Allied Capital’s Form 8-K on May 1, 2006).
f.12	Note Agreement, dated as of October 15, 2000. (Incorporated by reference to Exhibit 10.4b filed with Allied Capital’s Form 10-Q for the period ended September 30, 2000).

Exhibit
Number	Description

f.13	Note Agreement, dated as of October 15, 2001. (Incorporated by reference to Exhibit f.10 filed with Allied Capital’s Post-Effective Amendment No. 1 to registration statement on Form N-2 (File No. 333-67336) filed on November 14, 2001).
f.15	Control Investor Guaranty Agreement, dated as of March 17, 2006, between Allied Capital and Citibank, N.A. and Business Loan Express, LLC. (Incorporated by reference to Exhibit 10.1 filed with Allied Capital’s Form 8-K filed on March 23, 2006).
f.19	Note Agreement, dated as of May 14, 2003. (Incorporated by reference to Exhibit 10.31 filed with Allied Capital’s Form 10-Q for the quarter ended March 31, 2003).
f.20	Amendment, dated as of April 30, 2003, to Note Agreement, dated as of April 30, 1998. (Incorporated by reference to Exhibit 10.32 filed with Allied Capital’s Form 10-Q for the period ended March 31, 2003).
f.21	Amendment, dated as of April 30, 2003, to Note Agreement, dated as of May 1, 1999. (Incorporated by reference to Exhibit 10.33 filed with Allied Capital’s Form 10-Q for the period ended March 31, 2003).
f.23	Amendment, dated as of April 30, 2003, to Note Agreement, dated as of October 15, 2000. (Incorporated by reference to Exhibit 10.35 filed with Allied Capital’s Form 10-Q for the period ended March 31, 2003).
f.24	Amendment, dated as of April 30, 2003, to Note Agreement, dated as of October 15, 2001. (Incorporated by reference to Exhibit 10.36 filed with Allied Capital’s Form 10-Q for the period ended March 31, 2003).
f.25	Note Agreement, dated as of March 25, 2004. (Incorporated by reference to Exhibit 10.38 filed with Allied Capital’s Form 10-Q for the period ended March 31,2004.)
f.26	Note Agreement, dated as of November 15, 2004. (Incorporated by reference to Exhibit 99.1 filed with Allied Capital’s current report on Form 8-K filed on November 18, 2004).
f.27	Real Estate Securities Purchase Agreement. (Incorporated by reference to Exhibit 2.1 filed with Allied Capital’s Form 8-K filed on May 4, 2005.)
f.28	Platform Assets Purchase Agreement. (Incorporated by reference to Exhibit 2.2 filed with Allied Capital’s Form 8-K filed on May 4, 2005.)
f.29	Transition Services Agreement. (Incorporated by reference to Exhibit 10.1 filed with Allied Capital’s Form 8-K filed on May 4, 2005.)
g.	Not applicable.
h.1	Form of Underwriting Agreement. (Incorporated by reference to Exhibit h.1 filed with Allied Capital’s registration statement on Form N-2/A (File No. 333-133755) filed on June 21, 2006).
h.2	Form of Underwriting Agreement. (Incorporated by reference to Exhibit h. filed with Allied Capital’s registration statement on Form N-2 (File No. 333-132515) filed on April 27, 2006.)
i.1	The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan II. (Incorporated by reference to Exhibit 10.2 filed with Allied Capital’s Form 8-K filed on December 21, 2005).

Exhibit
Number	Description

i.1(a)	Amendment to The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan II, dated January 20, 2006. (Incorporated by reference to Exhibit 10.17(a) filed with Allied Capital’s Form 10-K for the year ended December 31, 2005).
i.2	The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan. (Incorporated by reference to Exhibit 10.1 filed with Allied Capital’s Form 8-K filed on December 21, 2005).
i.2(a)	Amendment to The 2005 Allied Capital Corporation Non-Qualified Deferred Compensation Plan, dated January 20, 2006. (Incorporated by reference to Exhibit 10.18(a) filed with Allied Capital’s Form 10-K for the year ended December 31, 2005).
i.3	Amended Stock Option Plan. (Incorporated by reference to Exhibit B of Allied Capital’s definitive proxy statement for Allied Capital’s 2004 Annual Meeting of Stockholders filed on March 30, 2004).
i.4	Allied Capital Corporation 401(k) Plan, dated September 1, 1999. (Incorporated by reference to Exhibit 4.4 filed with Allied Capital’s registration statement on Form S-8 (File No. 333-88681) filed on October 8, 1999).
i.4(a)	Amendment to Allied Capital Corporation 401(k) Plan, dated April 15, 2004. (Incorporated by reference to Exhibit 10.20(b) filed with Allied Capital’s Form 10-Q for the period ended June 30, 2004).
i.4(b)	Amendment to Allied Capital Corporation 401(k) Plan, dated November 1, 2005. (Incorporated by reference to Exhibit 10.20(c) filed with Allied Capital’s Form 10-Q for the quarter ended September 30, 2005).
i.4(c)	Amendment to Allied Capital Corporation 401(k) Plan, dated April 21, 2006.
i.5	Employment Agreement, dated January 1, 2004, between Allied Capital and William L. Walton. (Incorporated by reference to Exhibit 10.21 filed with Allied Capital’s Form 10-K for the year ended December 31, 2003).
i.6	Employment Agreement, dated January 1, 2004, between Allied Capital and Joan M. Sweeney. (Incorporated by reference to Exhibit 10.22 filed with Allied Capital’s Form 10-K for the year ended December 31, 2003).
i.7	Recission of Retention Agreement, dated October 27, 2005, between Allied Capital and John M. Scheurer. (Incorporated by reference to Exhibit 10.1 filed with Allied Capital’s current report on Form 8-K filed on November 1, 2005).
j.1	Form of Custody Agreement with Riggs Bank N.A., which was assumed by PNC Bank through merger. (Incorporated by reference to Exhibit j.1 filed with Allied Capital’s registration statement on Form N-2 (File No. 333-51899) filed on May 6, 1998).
j.2	Custodian Agreement with Chevy Chase Trust. (Incorporated by reference to Exhibit 10.26 filed with Allied Capital’s Form 10-K for the year ended December 31, 2005).
j.3	Custodian Agreement with Bank of America. (Incorporated by reference to Exhibit 10.27 filed with Allied Capital’s Form 10-K for the year ended December 31, 2005).

Exhibit
Number	Description

k.1	Agreement and Plan of Merger by and among Allied Capital, Allied Capital Lock Acquisition Corporation, and Sunsource, Inc dated June 18, 2001. (Incorporated by reference to Exhibit k.1 filed with Allied Capital’s registration statement on Form N-2 (File No. 333-67336) filed on August 10, 2001).
k.2	Form of Indemnification Agreement between Allied Capital and its directors and certain officers. (Incorporated by reference to Exhibit 10.37 filed with Allied Capital’s Form 10-K for the year ended December 31, 2003).
l.1	Opinion of Sutherland Asbill & Brennan LLP and consent to its use. (Incorporated by reference to Exhibit l. filed with Allied Capital’s registration statement on Form N-2/A (File No. 333-133755) filed on June 21, 2006).
l.2*	Opinion of Sutherland Asbill & Brennan and consent to its use regarding the 6.000% Notes due 2012.
m.	Not applicable.
n.1	Consent of Sutherland Asbill & Brennan LLP. (Contained in exhibit l.1).
n.2	Consent of KPMG LLP, independent registered public accounting firm. (Incorporated by reference to Exhibit n.2 filed with Allied Capital’s registration statement on Form N-2/A (File No. 333-133755) filed on June 21, 2006).
n.3	Opinion of KPMG LLP, independent registered public accounting firm, regarding “Senior Securities” table contained herein. (Incorporated by reference to Exhibit n.3 filed with Allied Capital’s registration statement on Form N-2/A (File No. 333-133755) filed on June 21, 2006).
n.4	Letter regarding Unaudited Interim Financial Information. (Incorporated by reference to Exhibit n.4 filed with Allied Capital’s registration statement on Form N-2/A (File No. 333-133755) filed on June 21, 2006).
n.5*	Consent of Sutherland Asbill & Brennan (Contained in exhibit l.2).
o.	Not applicable.
p.	Not applicable.
q.	Not applicable.
r.	Code of Ethics. (Incorporated by reference to Exhibit 10.28 filed with Allied Capital’s Form 10-K for the year ended December 31, 2005.)
99.1	Statement re: computation of earnings to fixed charges. (Incorporated by reference to Exhibit 99.1 filed with Allied Capital’s registration statement on Form N-2/A (File No. 333-133755) filed on June 21, 2006).

*     Filed herewith.
Item 26. Marketing Arrangements
      The information contained under the heading “Plan of Distribution” of the prospectus is incorporated herein by reference.

Item 27. Other Expenses of Issuance and Distribution*

SEC registration fee	$107,000
NASD filing fee	75,500
Rating agency fees	1,265,000
Accounting fees and expenses	450,000
Legal fees and expenses	500,000
Printing and engraving	200,000
Miscellaneous fees and expenses	2,500

Total	$2,600,000

*     Estimated for filing purposes and excludes fees previously paid.
     All of the expenses set forth above shall be borne by us.
Item 28. Persons Controlled by or Under Common Control
Direct Subsidiaries
      The following list sets forth each of our subsidiaries, the state or country under whose laws the subsidiary is organized, and the percentage of voting securities or membership interests owned by us in such subsidiary:

Allied Capital REIT, Inc. (“Allied REIT”) (Maryland)	100%
A.C. Corporation (Delaware)	100%
Allied Capital Holdings, LLC (Delaware)	100%
Allied Capital Beteiligungsberatung GmbH (Germany) (inactive)	100%
      Each of our subsidiaries is consolidated for financial reporting purposes, except as noted below.
Indirect Subsidiaries
      We indirectly control the entities set forth below through Allied REIT. Allied REIT owns either all of the membership interests (in the case of a limited liability company, “LLC”) or all of the outstanding voting stock (in the case of a corporation) of each entity. The following list sets forth each of Allied REIT’s subsidiaries, the state under whose laws the subsidiary is organized, and the percentage of voting securities or membership interests owned by Allied REIT of such subsidiary:

Allied Capital Property LLC (Delaware)	100%
Allied Capital Equity LLC (Delaware)	100%
9586 I-25 East Frontage Road, Longmont, CO 80504 LLC (Delaware)	100%
      We indirectly control Allied Investment Holdings LLC (Delaware) through Allied Investments L.P., which owns 100% of the membership interests. We indirectly control Allied Capital Investors, LLC (Delaware) through A.C. Corporation, which is the sole member and manager. We indirectly control A.C. Management Services, LLC (Delaware) and AC Finance LLC (Delaware) through A.C. Corporation, which is the sole member and manager.

Other Entities Deemed to be Controlled by the Company
We have also established certain limited purpose entities in order to facilitate certain portfolio transactions. In addition, we may be deemed to control certain portfolio companies. See “Portfolio Companies” in the prospectus.
Item 29. Number of Holders of Securities
      The following table sets forth the approximate number of record holders of our common stock at June 6, 2006.

Number of
Title of Class	Record Holders

Common stock, $0.0001 par value	4,400
      At June 6, 2006, we have privately issued long-term debt securities to approximately 40 institutional lenders, primarily insurance companies.
Item 30. Indemnification
      Section 2-418 of the Maryland General Corporation Law provides that a Maryland corporation may indemnify any director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. On the other hand, the director must be indemnified for expenses if he or she has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar cover for, directors.
      The law also provides for comparable indemnification for corporate officers and agents.
      The Restated Articles of Incorporation of Allied Capital provide that its directors and officers shall, and its agents in the discretion of the board of directors may be indemnified to the fullest extent permitted from time to time by the laws of Maryland (with such power to indemnify officers and directors limited to the scope provided for in Section 2-418 as currently in force), provided, however, that such indemnification is limited by the Investment Company Act of 1940 or by any valid rule, regulation or order of the Securities and Exchange Commission thereunder. Allied Capital’s bylaws, however, provide that Allied Capital may not indemnify any director or officer against liability to Allied Capital or its security holders to which he or she might otherwise be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office unless a determination is made by final decision of a court, by vote of a majority of a quorum of directors who are disinterested, non-party directors or by independent legal counsel that the liability for which indemnification is sought did not arise out of such disabling conduct.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Allied Capital pursuant to the provisions described above, or otherwise, Allied Capital has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Allied Capital of expenses incurred or paid by a director, officer or controlling person in the successful defense of an action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, Allied Capital will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
      Allied Capital carries liability insurance for the benefit of its directors and officers on a claims-made basis of up to $50,000,000, subject to a $1,000,000 retention and the other terms thereof. Allied Capital also maintains an additional $20,000,000 of insurance coverage for the benefit of its directors and officers.
      We have entered into indemnification agreements with our directors and certain senior officers. The indemnification agreements attempt to provide these directors and senior officers the maximum indemnification permitted under Maryland law and the Investment Company Act of 1940. Each indemnification agreement provides that Allied Capital shall indemnify the director or senior officer who is a party to the agreement (an “Indemnitee”) if, by reason of his corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of Allied Capital.
      At present, these is no pending litigation or proceeding involving an Indemnitee where indemnification would be required or permitted under the indemnification agreement.
Item 31. Business and Other Connections of Investment Adviser
      Not applicable.
Item 32. Location of Accounts and Records
      We maintain at our principal office physical possession of each account, book or other document required to be maintained by Section 31(a) of the 1940 Act and the rules thereunder.
Item 33. Management Services
      Not applicable.

Item 34. Undertakings
      We hereby undertake:

(1) to suspend the offering of shares until the prospectus is amended if: (1) subsequent to the effective date of the registration statement, our net asset value declines more than ten percent from our net asset value as of the effective date of the registration statement; or (2) our net asset value increases to an amount greater than our net proceeds as stated in the prospectus;

(2) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(3) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(5) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C [17 CFR 230.430C]: Each prospectus filed pursuant to Rule 497(b), (c), (d) or (e) under the Securities Act of 1933 [17 CFR 230.497(b), (c), (d) or (e)] as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A under the Securities Act of 1933 [17 CFR 230.430A], shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) that for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 497 under the Securities Act of 1933 [17 CFR 230.497];

(ii)	the portion of any advertisement pursuant to Rule 482 under the Securities Act of 1933 [17 CFR 230.482] relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iii)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, in the District of Columbia, on the 8th day of December, 2006.

ALLIED CAPITAL CORPORATION

By:	/s/ William L. Walton

William L. Walton,
Chairman of the Board, Chief

Executive Officer and President
      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on December 8, 2006.

Signature	Title

/s/ William L. Walton William L. Walton	Chairman of the Board, Chief Executive Officer, and President

* Ann Torre Bates	Director

* Brooks H. Browne	Director

* John D. Firestone	Director
* Anthony T. Garcia	Director

* Edwin L. Harper	Director

* Lawrence I. Hebert	Director

* John I. Leahy	Director

* Robert E. Long	Director

Signature	Title

* Alex J. Pollock	Director

* Marc F. Racicot	Director

* Guy T. Steuart II	Director

/s/ Joan M. Sweeney Joan M. Sweeney	Director

* Laura W. van Roijen	Director

/s/ Penni F. Roll Penni F. Roll	Chief Financial Officer (Principal Financial and Accounting Officer)

*	Signed by William L. Walton on behalf of those identified pursuant to his designation as an attorney-in-fact signed by each on May 2, 2006.

INDEX TO EXHIBITS

Exhibit
Number	Description

d.6	Form of Second Supplemental Indenture by and between Allied Capital Corporation and The Bank of New York, dated as of December 8, 2006.
d.7	Form of 6.000% Notes due 2012.
l.2	Opinion of Sutherland Asbill & Brennan LLP and consent to its use regarding the 6.000% Notes due 2012.
n.5	Consent of Sutherland Asbill & Brennan LLP (Contained in exhibit l.2).